Exhibit 3.63

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

EMC IP HOLDING COMPANY LLC

January 9, 2020

Pursuant to Section 18-202 and Section 18-208 of the Delaware Limited Liability Company Act (the “DLLCA”), EMC IP Holding Company LLC (the “Company”) has adopted this Amended and Restated Certificate of Formation, which has been duly adopted by the managing member of the Company by written consent pursuant to Section 18-404(d) and Section 18-302(d) of the DLLCA in accordance with the provisions of said Section 18-202 and Section 18-208. The date of the filing of the Company’s original Certificate of Formation was August 22, 2016 under the current name of the Company: “EMC IP Holding Company LLC” (the “Original Certificate of Formation”).

This Amended and Restated Certificate of Formation restates, integrates and amends the Company’s Original Certificate of Formation (as previously amended) in its entirety to read as set forth herein:

1.	The name of the limited liability company is EMC IP Holding Company LLC.

2.

The address of the registered office of the Company in the State of Delaware is: Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808-1674. The name of the registered agent of the Company at such address is Corporation Service Company.

3.	The following officers of the Company, among others, have been duly appointed by the manager of the Company:

Name	Title
Richard Jay Rothberg	General Counsel and Secretary
Robert Linn Potts	Senior Vice President and Assistant Secretary

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Formation of the Company has been duly executed as of the date first written above and is being filed in accordance with Section 18-202 and 18-208 of the DLLCA.

DENALI INTERMEDIATE INC.,
its Managing Member

By:	/s/ Robert L. Potts

Name:	Robert L. Potts

Title:	Senior Vice President and Assistant Secretary

CERTIFICATE OF MERGER

OF

VCE IP HOLDING COMPANY LLC

(A Delaware limited liability company)

INTO

EMC IP HOLDING COMPANY LLC

(A Delaware limited liability company)

Dated: January 28, 2020

Pursuant to Title 6, Section 18-209(c) of the Delaware Limited Liability Company Act (the “LLC Act”), EMC IP Holding Company LLC, a Delaware limited liability company (the “Company”), hereby certifies to the following facts relating to the merger of VCE IP Holding Company LLC, a Delaware limited liability company (“VCE IP”), with and into the Company (the “Merger”):

FIRST: The name, jurisdiction of formation or organization of each, and type of entity of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Organization	Type
VCE IP Holding Company LLC	Delaware	Limited Liability Company
EMC IP Holding Company LLC	Delaware	Limited Liability Company

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved and executed by and between the Company and VCE IP in accordance with the requirements of Section 18-209 of the LLC Act.

THIRD: The Company will be the surviving limited liability company (“Surviving LLC”) in the Merger, and the Company will continue its existence as the Surviving LLC under its present name upon the effectiveness of the Merger pursuant to the provisions of the Act.

FOURTH: The Certificate of Formation of the Company as in effect immediately prior to the Merger shall be Certificate of Formation of the Surviving LLC.

FIFTH: The Merger shall be effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the Surviving LLC located at One Dell Way, Round Rock, Texas 78682.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any member of either of the constituent entities.

[Signature page follows]

IN WITNESS WHEREOF, EMC IP Holding Company LLC has caused this Certificate of Merger to be duly executed as of the date first written above.

EMC IP HOLDING COMPANY LLC

By:	/s/ Robert Potts
Name: Robert Potts
Title: Senior Vice President and Assistant Secretary